UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 10, 2015

BDCA VENTURE, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue
New York, NY 10022
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On October 5, 2015, the Board of Directors (the “Board”) of BDCA Venture, Inc. (the “Company”) terminated the Investment Advisory and Administrative Services Agreement dated July 1, 2014 (the “Investment Advisory Agreement”) between the Company and its investment adviser, BDCA Venture Adviser, LLC (the “Adviser”).  The effective date of termination of the Investment Advisory Agreement will be December 6, 2015, unless shortened or extended by mutual written agreement of the Company and the Adviser (the “Termination Date”).

On November 10, 2015, the Board approved the engagement of U.S. Bancorp Fund Services, LLC (US Bancorp”) to provide administrative and fund accounting services to the Company pursuant to an Administration Servicing Agreement and a Fund Accounting Servicing Agreement, respectively.  A copy of the Administration Servicing Agreement and the Fund Accounting Servicing Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively.

On November 13, 2015, the Board approved the engagement of 1100 Capital Consulting, LLC (“1100 Capital’) to provide administrative consulting services to the Company, including the provision of personnel to act as certain of the Company’s executive officers, including  the Chief Executive Officer and Chief Financial Officer, pursuant to an Administrator Consulting Agreement.  A copy of the Administrator Consulting Agreement is attached hereto as Exhibit 10.3.

Item 9.01   Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description

10.1	Administration Servicing Agreement by and between the Company and US Bancorp

10.2	Fund Accounting Servicing Agreement by and between the Company and US Bancorp

10.3	Administrator Consulting Agreement by and between the Company and 1100 Capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015	BDCA VENTURE, INC.

	By:	/s/ Frederic M. Schweiger
Frederic M. Schweiger
President and Chief Executive Officer

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